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                        DIGITAL DESCRIPTOR SYSTEMS, INC.
                     RESOLUTIONS OF THE BOARD OF DIRECTORS

         BE IT RESOLVED, that the Board of Directors hereby accepts in lieu of heretofore pledged collateral on behalf of the Corporation Garrett U. Cohn's personal guarantee of such obligations and hereby releases any and all formerly pledged collateral against such obligations.

         FURTHER RESOLVED, that the appropriate officers are authorized and directed to execute any and all appropriate to the implementation of this resolution.

Dated: December 15, 1998

                                     /s/ Garrett U. Cohn
                                     ------------------------
                                     Garrett U. Cohn


                                     /s/ Myrna L. Cohn, Ph.D.
                                     ------------------------
                                     Myrna L. Cohn, Ph.D.


                                     /s/ Michael Ott
                                     ------------------------
                                     Michael Ott


                                     /s/ Michael J. Pellegrino
                                     -------------------------
                                     Michael J. Pellegrino


                                     Being all of the members of the
                                     Board of Directors